April 13, 2004

BY EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Allstate Life Insurance Company ("Registrant")
                  Form S-3 Registration Statement ("Registration Statement")
                  Post-Effective Amendment No. 1
                  File no. 333-105331
                  CIK No. 0000352736
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     On  behalf  of  the   above-named   Registrant,   filed   herewith  is  one
electronically formatted copy of Post-Effective amendment no. 1 ("Amendment") to the above-referenced registration statement ("Registration Statement") under the Securities Act.

     To facilitate the Commission staff's review of the Amendment, we submit the information below.


                              1. Procedural Matters

     The purpose of the Amendment is to generally update the disclosure contained in the Registration Statement. The Amendment does not amend or delete any part of the Registration Statement, except as specifically noted therein.


                         2. Timetable for Effectiveness

     We would appreciate the Commission staff's efforts in processing the Registration Statement so that the Registration Statement, as amended, may be declared effective by May 1, 2004.

     Accordingly, Registrant and the principal underwriter hereby request, pursuant to Rule 461 under the 1933 Act, that the Commission declare the enclosed Post-Effective Amendment to the Registration Statement effective on or before May 1, 2004, or as soon as practicable. To our knowledge, no distribution of copies of the Post-Effective Amendment or the prospectus has been made to prospective investors. Distributions thereof have been made only for purposes of internal use by Registrant and for regulatory filings. Registrant and the principal underwriter represent that they are aware of their obligations under the Act and that their request is consistent with the public interest and the protection of investors.

                            -----------------------

     Please direct any question or comment to me at the number set forth above or to Chip Lunde, Esq. (202-295-4016) at Foley & Lardner.




                                            Very truly yours,


                                            /s/ Charles M. Smith, Jr.
                                            Charles M. Smith, Jr., Esq.
                                            Assistant Counsel


cc:      Alison White, Esq.
         Securities and Exchange Commission